Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2014, except for Schedule III which is dated as of February 24, 2014, relating to the consolidated financial statements and schedules of Bluerock Residential Growth REIT, Inc. (formerly Bluerock Multifamily Growth REIT, Inc., and previously Bluerock Enhanced Multifamily Trust, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Schedule III which is incorporated by reference in the Prospectus.

We also hereby consent to the incorporation by reference of our report dated December 17, 2012 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2011 of Enders Place at Baldwin Park appearing in the Company’s Current Report on Form 8-K/A filed on December 17, 2012; and our report dated March 4, 2013 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2011 of MDA City Apartments appearing in the Company’s Current Report on Form 8-K/A filed on March 4, 2013; and our report dated July 2, 2014 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2013 of Lansbrook Village appearing in the Company’s Current Report on Form 8-K/A filed on August 6, 2014; and our report dated November 14, 2014 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2013 of ARIUM Grande Lakes appearing in the Company’s Current Report on Form 8-K/A filed on November 17, 2014 which are incorporated by reference  in the Prospectus.

We also hereby consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

November 18, 2014